Exhibit 99.1

        Internet Capital Group Announces First Quarter Results

    WAYNE, Pa.--(BUSINESS WIRE)--May 4, 2006--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the first quarter ended March 31, 2006.

    First Quarter Highlights:

    -- ICG's Core companies saw momentum in new customer acquisitions, driving aggregate revenue growth in the first quarter of 2006 versus the first quarter of 2005.

    -- ICG Commerce and StarCite showed impressive revenue growth and reported positive net income.

    -- ICG acquired a 36% ownership interest in Vcommerce, an e-commerce company that provides on-demand commerce and fulfillment solutions for multi-channel retailers and direct-to-consumer companies.

    "In the first quarter of 2006, ICG saw the results of executing against its strategy," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "We are excited about our progress in a number of areas including the recent acquisition of Vcommerce - a company that closely fits with our acquisition thesis. Coupled with our WhiteFence acquisition, this demonstrates our ability to capitalize on the growing opportunity within the on-demand software market, and recognizes the value of our expertise in helping build these types of companies."

    ICG Financial Results

    ICG reported consolidated revenue of $15.9 million for the first quarter of 2006 versus $11.9 million for the 2005 period. ICG reported a net loss of $(4.9) million, or $(0.13) per share, for the first quarter of 2006 versus a net loss of $(3.1) million, or $(0.08) per share, for the 2005 period. Results for the first quarter of 2006 include $2.1 million of stock-based compensation versus $0.4 million in the prior year's period. Additionally, results for the first quarter of 2006 include $0.5 million in net gains primarily from an income tax benefit versus $4.6 million in net gains in 2005 primarily from sales of marketable securities.
    ICG's corporate cash and short-term investment balance at March 31, 2006 was $123.0 million and the value of its public securities, including Blackboard, GoIndustry and Traffic.com, was $93.8 million.

    ICG Core Partner Company Information

    In the first quarter of 2006 ICG acquired a 36% ownership stake on a primary basis in Vcommerce for $13 million. To aid in the comparability of the ICG Core partner company information, ICG is presenting pro forma financial information assuming this event occurred on January 1, 2005. Set forth below is pro forma information relating to ICG's current nine private Core companies: CreditTrade, Freeborders, ICG Commerce, Investor Force, Marketron, Metastorm, StarCite, Vcommerce and WhiteFence. ICG's weighted average ownership position in these nine companies is 45%.
    Aggregate pro forma revenue of ICG's nine private Core companies grew 14% year over year, to $52.7 million in the first quarter of 2006 from $46.1 million in the first quarter of 2005. CreditTrade had a down quarter from a very strong 2005 quarter. Excluding CreditTrade, revenue growth for the other eight companies was 29%. Aggregate pro forma EBITDA (loss) for the Core companies was $(3.2) million in the first quarter of 2006 from $(3.3) million in the first quarter of 2005. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.
    "This group of companies continues to gain broader and deeper traction with new and existing customers, and we believe they are well positioned to achieve at least 20% revenue growth for the year," said Buckley. "We're optimistic that our Core companies can benefit from the significant opportunity presented by the rising corporate trend to adopt on-demand software and services as a means to achieve efficiencies and increase productivity."
    ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial in number is 201-689-8035.
    For those unable to participate in the conference call, a replay will be available beginning May 4, 2006 at 11:00 am until May 11, 2006 at 11:59p.m. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code, 286, followed by the conference ID number 148944. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) owns and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering on-demand software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.


                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                    2006       2005
                                                 ---------------------


 Revenue                                           $15,893    $11,891

 Operating Expenses
   Cost of revenue                                   9,232      6,152
   Selling, general and administrative              10,307      9,445
   Research and development                          2,431      3,150
   Amortization of intangibles                         557        572
   Impairment related and other                         93         11
                                                 ---------------------
     Total operating expenses                       22,620     19,330
                                                 ---------------------
                                                    (6,727)    (7,439)

 Other income (loss), net                               98      5,056
 Interest income                                     2,532        475
 Interest expense                                     (654)      (910)
                                                 ---------------------
 Income (loss) before income taxes, minority
  interest and equity loss                          (4,751)    (2,818)

 Income tax benefit (expense)                          643          -
 Minority interest                                     (64)       680
 Equity loss                                          (736)      (475)
                                                 ---------------------
 Income (loss) from continuing operations           (4,908)    (2,613)
 Gain (loss) on discontinued operations                  -       (505)
                                                 ---------------------
 Net income (loss)                                 $(4,908)   $(3,118)
                                                 =====================

 Basic and diluted net income (loss) per share:
 Income (loss) from continuing operations           $(0.13)    $(0.07)
 Discontinued operations                                 -      (0.01)
                                                 ---------------------
                                                    $(0.13)    $(0.08)
                                                 =====================

 Shares used in computation of  basic and diluted
  income (loss) per share                           37,401     37,012
                                                 =====================


                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                              March 31,   December 31,
                                                 2006         2005
                                             ------------ ------------

 ASSETS
   Cash, cash equivalents and short-term
    investments                                 $140,061     $148,344
   Other current assets                           15,489       24,879
   Assets of discontinued operation                    -        9,038
                                             ------------ ------------
        Total current assets                     155,550      182,261
   Marketable securities                          67,434       63,425
   Fixed assets, net                               2,336        1,886
   Ownership interests in Partner Companies       83,769       71,453
   Goodwill                                       20,859       20,383
   Intangibles, net                                2,716        3,407
   Other assets                                    3,302        3,717
                                             ------------ ------------
        Total Assets                            $335,966     $346,532
                                             ============ ============



 LIABILITIES AND STOCKHOLDERS' EQUITY
   Other current liabilities                     $32,334      $35,181
   Liabilities of discontinued operation               -        8,760
                                             ------------ ------------
        Total current liabilities                 32,334       43,941
   Senior convertible notes                       37,000       37,000
   Minority interest and other liabilities         8,969        9,346
                                             ------------ ------------
        Total Liabilities                         78,303       90,287
   Stockholders' equity                          257,663      256,245
                                             ------------ ------------
        Total Liabilities and Stockholders'
         Equity                                 $335,966     $346,532
                                             ============ ============


Internet Capital Group
----------------------------------------------------------------------
2006 Pro Forma Core Partner Company Information

                                       Three Months Ended
                             -----------------------------------------
                             Mar 31, Jun 30,  Sep 30, Dec 31, Mar 31,
                               2005    2005    2005    2005    2006
                             -----------------------------------------

Aggregate Pro
 Forma Core
 Company
 Information:
 (1)
Aggregate
 Revenue                     $46,098  $49,689 $49,244 $51,600 $52,673
Aggregate
 EBITDA (loss)               $(3,330) $(2,572)$(4,783)$(5,385)$(3,235)
Aggregate Net
 Loss                        $(7,879) $(6,565)$(8,171)$(8,314)$(6,202)


Components of
 Aggregate Pro
 Forma Core
 Company
 Information

   Consolidated
    Core
    Companies
    (Ownership
    %):
                Revenue      $12,518  $11,825 $12,230 $12,785 $15,893
                Expenses
                 other than
                 interest,
                 taxes,
                 depreciation
                 and
                 amortization(14,128) (13,941)(15,042)(15,028)(16,614)
                             -----------------------------------------
ICG Commerce
 Holdings, Inc.
 (76%)          EBITDA (loss) (1,610)  (2,116) (2,812) (2,243)   (721)
Investor Force
 Holdings, Inc.
 (80%)          Interest         (49)     (24)     82      82      81
StarCite, Inc.
 (61%)          Taxes             (5)     (10)      -       -       -
                Depreciation/
                 Amortization   (891)    (838)   (773)   (780)   (791)
                             -----------------------------------------
                Net loss     $(2,555) $(2,988)$(3,503)$(2,941)$(1,431)
                             -----------------------------------------

   Equity
    Method Core
    Companies
    (Ownership
    %):
                Revenue      $33,580  $37,864 $37,014 $38,815 $36,780
CreditTrade     Expenses
 Inc. (27%)      other than
                 interest,
                 taxes,
Freeborders,     depreciation
 Inc. (33%)      and
                 amortization(35,300) (38,320)(38,985)(41,957)(39,294)
                             -----------------------------------------
Marketron
 International,
 Inc. (38%)     EBITDA (loss)$(1,720)   $(456)$(1,971)$(3,142)$(2,514)
Metastorm Inc.
 (41%)          Interest      (1,512)    (529)   (949)   (129)    (25)
Vcommerce Inc.
 (36%)          Taxes           (638)  (1,667)   (883)   (515)   (247)
WhiteFence,     Depreciation/
 Inc. (39%)      Amortization (1,454)    (925)   (865) (1,587) (1,985)
                             -----------------------------------------
                Net loss     $(5,324) $(3,577)$(4,668)$(5,373)$(4,771)
                             -----------------------------------------


Reconciliation of Aggregate Pro Forma
   Core Company Information to GAAP results

                                    Three Months Ended
                     -------------------------------------------------
                      Mar 31,   Jun 30,   Sep 30,   Dec 31,   Mar 31,
                       2005      2005      2005      2005      2006
                     --------- --------- --------- --------- ---------
Revenue

Aggregate Pro Forma
 Core Company Revenue $46,098   $49,689   $49,244   $51,600   $52,673
  Non-consolidated
   Partner Companies $(34,207) $(39,183) $(33,850) $(38,815) $(36,780)
                     --------- --------- --------- --------- ---------
Consolidated Revenue  $11,891   $10,506   $15,394   $12,785   $15,893
                     ========= ========= ========= ========= =========


Net Income (Loss)

Aggregate Pro Forma
 Core Company EBITDA
 (loss)               $(3,330)  $(2,572)  $(4,783)  $(5,385)  $(3,235)
  Interest, Taxes,
   Depreciation/
   Amortization       $(4,549)  $(3,993)  $(3,388)  $(2,929)  $(2,967)
                     --------- --------- --------- --------- ---------
Aggregate Pro Forma
 Core Company Net
 Income (Loss)        $(7,879)  $(6,565)  $(8,171)  $(8,314)  $(6,202)
  Amount attributable
   to other
   stockholders       $(4,080)  $(1,549)  $(2,765)  $(4,718)  $(4,130)
                     --------- --------- --------- --------- ---------
ICG's share of net
 income (loss) of
 Core Partner
 Companies            $(3,799)  $(5,016)  $(5,406)  $(3,596)  $(2,072)
Other holdings equity
 method companies        (680)     (491)     (521)   (3,905)     (157)
Disposed equity
 method companies         700       718       726         -         -
Corporate general and
 administrative        (3,176)   (2,843)   (3,272)   (5,157)   (3,154)
Stock-based
 compensation            (398)     (358)   (2,202)   (1,373)   (2,100)
Corporate interest,
 net                     (447)     (281)     (234)    1,268     1,797
Other income(loss)/
 restructuring/
 impairments            5,187     9,750   118,298       671       135
Income taxes                -             (20,349)    1,709       643
Income (loss) on
 discontinued
 operations              (505)     (403)      254    (2,351)        -
                     --------- --------- --------- --------- ---------
       Consolidated
        net income
        (loss)        $(3,118)   $1,076   $87,294  $(12,734)  $(4,908)
                     ========= ========= ========= ========= =========


(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.


    INTERNET CAPITAL GROUP, INC.

    March 31, 2006

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.
    Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. During the three months ended March 31, 2006, the Company accounted for 3 of its partner companies under this method; ICG Commerce, Investor Force and Starcite. During the three months ended March 31, 2005, the Company accounted for 3 of its partner companies under this method; ICG Commerce, Investor Force and CommerceQuest.
    Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. During the three months ended March 31, 2006, the Company accounted for 9 of its partner companies under this method.
    Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. During the three months ended March 31, 2006, the Company accounted for 9 of its partner companies under this method.


Significant items impacting the consolidated financial statements: ($
millions)
                                                          Q1
                                                 ---------------------
Gains/(losses):                                     2006       2005
                                                 ---------- ----------

Other gains (losses):
   Sale of Marketable Securities                       0.3        4.3
   Sales of Partner Companies                          0.1        0.3
   Other net                                          (0.3)       0.5
                                                 ---------- ----------
Other Income (Loss)                                   $0.1       $5.1

Income tax benefit (expense)                          $0.6       $0.0

ICG's share of Partner Company charges               ($0.2)      $0.0

Discontinued Operations                               $0.0      ($0.5)
                                                 ---------- ----------
                                                      $0.5       $4.6
                                                 ========== ==========

Stock-based compensation                             ($2.1)     ($0.4)
                                                 ========== ==========


    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. These non-GAAP measures are considered pro forma because management has added Vcommerce and WhiteFence and combined CommerceQuest and Metastorm figures as if the acquisition of a 36% ownership interest in Vcommerce, the 39% ownership interest in WhiteFence and the merger of CommerceQuest and Metastorm occurred as of January 1, 2005. The Company calculates aggregate pro forma EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA". The Company refers to the aggregate pro forma revenue of its private Core partner companies as "aggregate revenue." ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management and review results on a comparable basis for all periods presented.

    ICG's share of net loss of Core, Other Holdings and disposed
Partner Companies

    Represents ICG's share of the net loss of Core, Other Holdings and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.
    Interest expense, net relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 offset by interest income on cash balances.

    Income Taxes

    Income tax benefit of approximately $0.6 million during the three months ended March 31, 2006 is primarily the result of taxable income in 2005 being offset by utilization of current year operating losses.
    The Company received a federal income tax net refund of $8.1 million during the three months ended March 31, 2006.

    Discontinued Operations

    ICG Commerce's (a consolidated Partner Company) German subsidiary was sold in January 2006 for nominal consideration and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.

    CONTACT: Internet Capital Group
             Investor inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com